Exhibit 99.3

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Apollo Residential Mortgage, Inc.

/s/ Frederick J. Kleisner

Frederick J. Kleisner

Dated: July 10, 2011